EX-99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Multistate Trust I (the “Registrant”), certify that, to the best of each such officer’s knowledge and belief:

1.	The Form N-CSR of the Registrant for the period ended November 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 6, 2014

/S/ GIFFORD R. ZIMMERMAN
Gifford R. Zimmerman Chief Administrative Officer (principal executive officer)

/S/ STEPHEN D. FOY
Stephen D. Foy Vice President and Controller (principal financial officer)